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                                                                    Exhibit 10.5

                                   May 7, 2003

PNC Leasing, LLC
620 Liberty Avenue, 13th Floor
Pittsburgh, PA 15222

      Re: Master Lease Agreement dated March 3, 1997 by and between PNC Leasing Corp. (predecessor to PNC Leasing, LLC) and RMH Teleservices, Inc. ("RMH") as amended (the "Master Lease")

Gentlemen:

      Reference is made to that certain letter agreement between PNC Leasing, LLC ("PNC") and RMH dated September 4, 2002 (the "Letter Agreement"), pursuant to which PNC agreed to waive the provisions of Paragraph 21 of the Master Lease, provided that on or before March 1, 2003, PNC received $1,000,000 in cash collateral from RMH to secure RMH's remaining obligations to PNC under the Master Lease (the "Cash Collateral"). This letter confirms the following: (a) on March 27, 2003, PNC agreed to extend the date in the Letter Agreement for delivery of the Cash Collateral to April 10, 2003; (b) PNC received the Cash Collateral on April 3, 2003; and (c) the provisions of Paragraph 21 of the Master Lease are waived and no default or event of default occurred under the Master Lease as a result of the Cash Collateral being delivered after March 1, 2003. RMH hereby agrees that if the Master Lease is still in effect on May 31, 2003, PNC may conduct one offsite "desktop" appraisal of the Equipment (as defined in the Master Lease), at the expense of RMH (which expense shall not exceed $12,500).

      Nothing contained in this letter shall constitute a modification of any of the terms and conditions of the Master Lease except to the extent explicitly inconsistent with the terms and conditions of this letter. All terms and conditions of the Master Lease not inconsistent herewith shall remain in full force and effect.

      If the above is as we agreed, please execute the enclosed copy of this letter where indicated below and return same to the undersigned.

                                        Very truly yours,

                                        RMH TELESERVICES, INC.


                                        By:  /s/ James E. Perry
                                            -----------------------------
                                        Name/Title:  James E. Perry
                                                     Senior Vice President


The undersigned, intending to be
legally bound hereby, confirms and
agrees with the above:

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PNC LEASING, LLC

By:   /s/ Michael A. Valerio, Jr.
    --------------------------------
Name/Title:  Michael A. Valerio, Jr.
             Vice President